Exhibit 10.2

DULUTH HOLDINGS INC.

INDUCEMENT RESTRICTED STOCK AWARD AGREEMENT

This Restricted Stock Award Agreement (this “Agreement”) is executed as of May 5, 2025 by and between Duluth Holdings Inc., a Wisconsin corporation (the “Company”), and Stephanie Pugliese (the “Executive”). This Agreement is not subject to the 2024 Equity Incentive Plan of Duluth Holdings Inc. (the “Plan”), but all terms used in this Agreement and not otherwise defined herein shall have the same meanings as set forth in the Plan, which Plan is attached hereto as Exhibit A.

W I T N E S S E T H:

WHEREAS, the Executive is hereby granted Restricted Stock as an inducement material to her employment with the Company under NASDAQ Listing Rule 5635(c)(4), subject to the terms and conditions provided in this Agreement.

NOW, THEREFORE, the Company and the Executive hereby agree as follows:

1. Terms of Award. The Executive has been granted 1,173,021 shares of Restricted Stock. The Period of Restriction for (a) 33% percent of such shares (387,097 shares), shall end on May 5, 2026, the first anniversary of the date of the grant of the Restricted Stock, (b) 33% percent of such shares (387,097 shares), shall end on May 5, 2027, the second anniversary of the date of the grant of the Restricted Stock, and (c) 34% percent of such shares (398,827 shares), shall end on May 5, 2028, the third anniversary of the date of the grant of the Restricted Stock. Except as provided in this Section 1, in the event that the Executive’s employment with the Company is terminated for any reason, all vesting of the subject shares shall immediately cease. Any of the Restricted Stock which has not become vested shall be referred to herein as “Unvested Stock.” In the event the Executive’s employment with the Company is terminated (A) due to her death, (B) due to her Disability, or (C) without Cause (as defined in the Employment Agreement between the Company and the Executive as of May 5, 2025 (the “Employment Agreement”)), or (D) the Executive terminates her employment for Good Reason (as defined in the Employment Agreement), the Executive shall become fully vested in all Unvested Stock. In the event the Executive’s employment with the Company is terminated for any other reason, the Executive shall forfeit all Unvested Stock and all of such Unvested Stock shall revert to the Company. All Unvested Stock that has not been previously forfeited shall be deemed to be fully vested upon a Change in Control. Notwithstanding the foregoing, if the Executive’s service with the Company ends prior to the expiration of the Period of Restriction due to her death or Disability, all restrictions applicable to any Restricted Stock granted under this Agreement shall immediately lapse.

2. Dividends and Voting Rights. The Executive shall be entitled to receive any dividends that become payable with respect to such shares of Restricted Stock and shall be entitled to voting rights with respect to such shares of Restricted Stock.

3. Restrictions on Restricted Stock. The Restricted Stock may not be sold, assigned, conveyed, donated, pledged, transferred or otherwise disposed of or encumbered for the Period of Restriction.

4. Restrictive Covenant Agreement. By execution of this Agreement, the Executive agrees that the Executive and such shares of Restricted Stock shall be bound by the terms and restrictions of the Restrictive Covenant Agreement attached hereto as Exhibit B. As a condition to the award of such shares of Restricted Stock hereunder, the Executive shall execute the Restrictive Covenant Agreement, dated as of even date herewith.

5. Compliance with Laws and Regulations. The issuance and transfer of Shares in accordance with this Agreement will be subject to compliance by the Company and Executive with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which Shares may be listed at the time of such issuance or transfer. The Company shall have the right to delay the issue or delivery of any Shares until (i) the completion of such registration or qualification of such Shares under any federal or state law, ruling or regulation as the Company shall determine to be necessary or advisable, and (ii) receipt from the Executive of such documents and information as the Committee may deem necessary or appropriate in connection with such registration or qualification.

6. Adjustments. The Restricted Stock granted under this Agreement shall be subject to the provisions of Section 4.3 and 15.1 of the Plan as if they had been granted thereunder in the event of the circumstances described therein.

7. Taxes. The Company may require payment or reimbursement of or may withhold any tax that it believes is required as a result of the grant or vesting of such Restricted Stock or any payments in connection with the Restricted Stock, and the Company may defer making delivery of any Restricted Stock or Shares in respect of Restricted Stock until arrangements satisfactory to the Company have been made with regard to any such payment, reimbursement, or withholding obligation. The Executive may, at her election, satisfy her obligation for payment of required tax withholding by having the Company retain a number of Shares having an aggregate Fair Market Value on the date the Shares are withheld equal to the amount of the required tax withholding.

8. No Right to Service. The granting of Restricted Stock under this Agreement shall not be construed as granting to the Executive any right with respect to continued employment with the Company, nor shall it interfere in any way with the right of the Company to terminate the Executive’s employment at any time.

9. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement providing for a single grant of shares of Restricted Stock; and any counterpart may be delivered to another party by e-mail. A signature to this Agreement electronically transmitted in “pdf” format or by email, shall be considered a binding signature and shall have the same force and effect as an original signature.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed as of the date and year first above written.

DULUTH HOLDINGS INC.

By:
Name:	Stephen L. Schlecht
Its:	Chairman

The undersigned Executive hereby accepts the foregoing grant of Restricted Stock and agrees to the several terms and conditions hereof.

Stephanie Pugliese, Executive

Exhibit A

2024 Equity Incentive Plan of Duluth Holdings Inc.

Exhibit B

Restrictive Covenant Agreement